Exhibit 5.1

May 30, 2007

Ampal-American Israel Corporation
111 Arlozorov Street
Tel Aviv, Israel 62098

Re:	Ampal-American Israel Corporation Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Ampal-American Israel Corporation, a New York corporation (the “Company”), in connection with that certain Registration Statement on Form S-3, File No. 333-140969, (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration under the Securities Act of 1933, as amended (the “Act”), of 7,000,000 of the Company’s Class A Shares, par value $1.00 per share (the “Shares”), being offered by Di-Rapallo Holdings Ltd., a selling stockholder pursuant to Rule 415 under the Act. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

In connection herewith, we have examined:

(1)	the Certificate of Incorporation, as amended, of the Company;

(2)	the Bylaws of the Company;

(3)	the Registration Statement and the exhibits thereto; and

(4)	a certificate of the Secretary of the Company (the “Secretary’s Certificate”) as to certain factual matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the Registration Statement and the foregoing documents, records and instruments, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents or instruments submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to the Secretary’s Certificate and other certificates and statements of appropriate representatives of the Company.

May 30, 2007

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in such Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP